Filed Pursuant to Rule 433

Registration Statement No. 333-264388

April 4, 2024

Bullish S&P 500? Trade MAX S&P 500 4X Leveraged ETNs. Amplify Your Instincts.

Trade MAX S&P 500 4X Exchange Traded Notes. For Sophisticated Investors.

Learn more about the Exchange Traded Notes. Important information is in the hyperlink.

[hyperlink points to www.maxetns.com]

BMO Capital Markets Corp., an affiliate of the issuer, acts as the underwriter for the offerings of the ETNs.

The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal. As discussed in more detail on the website, the ETNs are not suitable for all investors. In particular, the ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting or daily resetting inverse leveraged investment results. The ETNs are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Investors should proceed with extreme caution, as, due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index or benchmark during the same period of time.

Investors should consult the prospectus for further details on the calculation of the returns and the risks associated with investing in this product.

Bank of Montreal has filed a registration statement (including a pricing supplement, a prospectus supplement and a prospectus) with the SEC for each of the ETN offerings discussed on this website. Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC’s website at  https://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, prospectus supplement and prospectus if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

S&P 500 4X Leveraged ETN. MAX Leveraged ETNs. Amplify Your Instincts.

Trade MAX S&P 500 4X Exchange Traded Notes. For Sophisticated Investors.

Learn more about the Exchange Traded Notes. Important information is in the hyperlink.

[hyperlink points to www.maxetns.com]

BMO Capital Markets Corp., an affiliate of the issuer, acts as the underwriter for the offerings of the ETNs.

The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal. As discussed in more detail on the website, the ETNs are not suitable for all investors. In particular, the ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting or daily resetting inverse leveraged investment results. The ETNs are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Investors should proceed with extreme caution, as, due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index or benchmark during the same period of time.

Investors should consult the prospectus for further details on the calculation of the returns and the risks associated with investing in this product.

Bank of Montreal has filed a registration statement (including a pricing supplement, a prospectus supplement and a prospectus) with the SEC for each of the ETN offerings discussed on this website. Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC’s website at  https://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, prospectus supplement and prospectus if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

Trade 4X SPX. MAX Leveraged ETNs. Amplify Your Instincts.

Trade MAX S&P 500 4X Exchange Traded Notes. For Sophisticated Investors.

Learn more about the Exchange Traded Notes. Important information is in the hyperlink.

[hyperlink points to www.maxetns.com]

BMO Capital Markets Corp., an affiliate of the issuer, acts as the underwriter for the offerings of the ETNs.

The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal. As discussed in more detail on the website, the ETNs are not suitable for all investors. In particular, the ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting or daily resetting inverse leveraged investment results. The ETNs are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Investors should proceed with extreme caution, as, due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index or benchmark during the same period of time.

Investors should consult the prospectus for further details on the calculation of the returns and the risks associated with investing in this product.

Bank of Montreal has filed a registration statement (including a pricing supplement, a prospectus supplement and a prospectus) with the SEC for each of the ETN offerings discussed on this website. Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC’s website at  https://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, prospectus supplement and prospectus if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

4X SPX Now Trading. MAX Leveraged ETNs. Amplify Your Instincts.

Trade MAX S&P 500 4X Exchange Traded Notes. For Sophisticated Investors.

Learn more about the Exchange Traded Notes. Important information is in the hyperlink.

[hyperlink points to www.maxetns.com]

BMO Capital Markets Corp., an affiliate of the issuer, acts as the underwriter for the offerings of the ETNs.

The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal. As discussed in more detail on the website, the ETNs are not suitable for all investors. In particular, the ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting or daily resetting inverse leveraged investment results. The ETNs are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Investors should proceed with extreme caution, as, due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index or benchmark during the same period of time.

Investors should consult the prospectus for further details on the calculation of the returns and the risks associated with investing in this product.

Bank of Montreal has filed a registration statement (including a pricing supplement, a prospectus supplement and a prospectus) with the SEC for each of the ETN offerings discussed on this website. Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC’s website at  https://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, prospectus supplement and prospectus if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]

4X S&P 500 ETN. 4X Bull ETNs. Amplify Your Instincts.

Trade MAX S&P 500 4X Exchange Traded Notes. For Sophisticated Investors.

Learn more about the Exchange Traded Notes. Important information is in the hyperlink.

[hyperlink points to www.maxetns.com]

BMO Capital Markets Corp., an affiliate of the issuer, acts as the underwriter for the offerings of the ETNs.

The website includes information about exchange traded notes (ETNs) issued by Bank of Montreal. As discussed in more detail on the website, the ETNs are not suitable for all investors. In particular, the ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting or daily resetting inverse leveraged investment results. The ETNs are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.

Investors should proceed with extreme caution, as, due to the effect of compounding, the performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index or benchmark during the same period of time.

Investors should consult the prospectus for further details on the calculation of the returns and the risks associated with investing in this product.

Bank of Montreal has filed a registration statement (including a pricing supplement, a prospectus supplement and a prospectus) with the SEC for each of the ETN offerings discussed on this website. Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC’s website at  https://www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, prospectus supplement and prospectus if you request it by calling its agent toll-free at 1-877-369-5412.

[Press here to continue.]